UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2015

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Contribution Agreement for Acquisition of Membership Interests in Sunoco, LLC

On March 23, 2015, Sunoco LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Sunoco, LLC (the “Company”), ETP Retail Holdings, LLC (“ETP Retail”) and Energy Transfer Partners, L.P. (“ETP”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire from ETP Retail 31.58% of the issued and outstanding membership interests in the Company (the “Membership Interests”) (the “Transaction”). Pursuant to the terms of the Contribution Agreement, ETP has agreed to guarantee all of the obligations of ETP Retail under the Contribution Agreement.

The Company is primarily engaged in the wholesale distribution of motor fuels across more than 26 states throughout the East Coast and Southeast regions of the United States from Maine to Florida and from Florida to Louisiana. The Company purchases motor fuel through its supply and trading group primarily from independent refiners and major oil companies, along with other major market participants, and distributes it to (i) Sunoco Inc. for resale at its approximately 440 company-operated Sunoco and APlus branded convenience stores and other retail fuel outlets, primarily in the East Coast and Southeast regions of the United States; (ii) 882 Sunoco branded dealer locations pursuant to long-term fuel supply agreements; (iii) other wholesale distributors of Sunoco branded fuel to an additional 3,640 independently operated third-party retail fuel outlets; and (iv) approximately 400 other commercial customers on a spot or short-term contract basis. The Company also receives rental income from approximately 425 properties that it leases or subleases to third-party operators and receives income from the manufacture and sale of race fuels from its Marcus Hook, Pennsylvania manufacturing plant.

Subject to the terms and conditions of the Contribution Agreement, at the closing of the Transaction, the Partnership will pay ETP Retail approximately $775.0 million in cash (the “Cash Consideration”) and issue to ETP Retail approximately $40.8 million of common units (“Common Units”) representing limited partner interests of the Partnership, based on the five day volume weighted average price of the Partnership’s common units as of March 20, 2015 (collectively with the Cash Consideration, the “Contribution Consideration”). The Common Units to be issued to ETP Retail as part of the Contribution Consideration will be issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Under the Contribution Agreement, it is a condition to the closing of the Transaction that the Partnership incur a new and separate borrowing (the “Contribution Debt”) that will be used by the Partnership to fund the Cash Consideration under the Contribution Agreement and pay certain other expenses or disbursements directly related to the closing of the Contribution Agreement. The Contribution Agreement provides that at the closing of the Transaction, (i) ETP Retail will enter into a guarantee of collection (the “Guarantee of Collection”) with the Partnership, pursuant to which ETP Retail will provide a guarantee of collection to the Partnership with respect to the payment of the principal amount of the Contribution Debt and (ii) each of Sunoco, Inc. (R&M) (“Sunoco R&M”) and Atlantic Refining & Marketing Corp. (“Atlantic Refining” and, together with Sunoco R&M, the “Support Providers”), each an indirect wholly owned subsidiary of ETP, will enter into a separate support agreement (the “Support Agreements”) with ETP Retail and the Partnership, pursuant to which the applicable Support Provider will agree to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the Guarantee of Collection to support the payment of the Contribution Debt, subject to a cap equal, in the case of each of the Support Providers, to the amount of Cash Consideration distributed to such Support Provider by ETP Retail.

The Contribution Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties. The Contribution Agreement may be terminated by the Partnership or ETP Retail if the Transactions shall not have been consummated on or prior to July 23, 2015, which such date may be extended by ETP Retail by up to 90 days in certain circumstances. Consummation of the Transaction is expected to occur in April 2015 and is subject to customary closing conditions. There can be no assurance that all of the closing conditions will be satisfied or that anticipated benefits of the Transaction will be realized.

Sunoco GP LLC, the general partner of the Partnership (the “General Partner”), holds a non-economic general partner interest in the Partnership. ETP (i) indirectly owns Common Units and subordinated units representing an approximately 42.8% limited partner interest in the Partnership, (ii) indirectly owns the general partner interest in the Partnership through ETP’s ownership of the General Partner and (iii) directly owns 100% of the outstanding incentive distribution rights in the Partnership. ETP Retail is an indirect wholly owned subsidiary of ETP.

The Contribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about the Partnership, the Company, ETP Retail, ETP or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, the Company, ETP Retail, ETP or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On March 23, 2015, the Partnership entered into the Contribution Agreement pursuant to which it will issue 795,482 Common Units to ETP Retail as partial consideration for the Transaction as described above.  The information relating to the Contribution Agreement set forth under the heading “Contribution Agreement for Acquisition of Membership Interest in Sunoco, LLC” under Item 1.01 is incorporated by reference into this Item 3.02.

The 795,482 Common Units to be issued to ETP Retail will be issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On March 23, 2015, the Partnership issued a press release announcing entry into the Contribution Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Certain information regarding the Company and its assets and operations and the Partnership are set forth in Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The audited financial statements of the Company as of December 31, 2013 and 2014 and for each of the two years in the period ended December 31, 2014 are filed as Exhibit 99.3 hereto and incorporated by reference into this Item 9.01(a).

(b)  Pro Forma Financial Information.

The following pro forma financial statements of the Partnership reflecting (i) the consummation of our acquisitions of Mid-Atlantic Convenience Stores, LLC in October 2014 and Aloha Petroleum, Ltd. in December 2014 and the related financings and (ii) the consummation of the Transaction and the related financing with a combination of debt and the issuance to ETP Retail of 795,482 Common Units, have been prepared in accordance with Article 11 of Regulation S-X, are filed as Exhibit 99.4 hereto and are incorporated herein by reference:

•                  Unaudited pro forma condensed combined balance sheet as of December 31, 2014;

•                  Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014; and

•                  Notes to unaudited pro forma combined financial statements.

(d)        Exhibits.

Exhibit Number	Description
2.1*	Contribution Agreement, dated as of March 23, 2015, by and among Sunoco, LLC, ETP Retail Holdings, LLC, Sunoco LP and Energy Transfer Partners, L.P.

23.1	Consent of Grant Thornton LLP.

99.1	Press Release issued by Sunoco LP on March 23, 2015.

99.2	Sunoco, LLC Business.

99.3	Audited Financial Statements as of December 31, 2013 and 2014 and for each of the two years in the period ended December 31, 2014 of Sunoco, LLC.

99.4	Unaudited Pro Forma Combined Financial Statements of Sunoco LP.

*                                   The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: March 23, 2015	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUNOCO LP

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Contribution Agreement, dated as of March 23, 2015, by and among Sunoco, LLC, ETP Retail Holdings, LLC, Sunoco LP and Energy Transfer Partners, L.P.

23.1	Consent of Grant Thornton LLP.

99.1	Press Release issued by Sunoco LP on March 23, 2015.

99.2	Sunoco, LLC Business.

99.3	Audited Financial Statements as of December 31, 2013 and 2014 and for each of the two years in the period ended December 31, 2014 of Sunoco, LLC.

99.4	Unaudited Pro Forma Combined Financial Statements of Sunoco LP.

*                                         The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.